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                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                        -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)                MAY 30, 1997

                            ADOBE SYSTEMS INCORPORATED
                  (Exact Name of Registrant as Specified in Charter)


DELAWARE                          33-6885                   77-0019522
(State or Other Jurisdiction    (Commission                (IRS Employer
of Incorporation)               File Number)             Identification No.)


345 PARK AVENUE, SAN JOSE, CALIFORNIA                        95110-2704
    (Address of Principal Executive Offices)                 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (408) 536-6000

1585 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA              94043-1225
    (Former Name or Former Address, if Changes Since Last Report)


This Report, there are no exhibits, contains 2 pages.

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ITEM 5. OTHER EVENTS.

     Effective May 30, 1997, the Registrant has changed its state of incorporation from California to Delaware. This change in its state of incorporation was approved by the holders of a majority of Registrant's outstanding shares of Common Stock at the Registrant's annual meeting of shareholders on April 9, 1997.

     Upon reincorporation in the State of Delaware, the Registrant merged into and is continuing its business as a Delaware corporation. The Reincorporation will not result in any change in the Registrant's business, assets or liabilities, will not cause Registrant's corporate headquarters to be moved and will not result in any relocation of management or other employees.

     Shareholders will not be required to undertake a mandatory exchange of the Registrant's shares. Certificates for Registrant's shares will automatically represent an equal number of shares in the Delaware company upon completion of the merger.

                                  SIGNATURES:


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Adobe Systems Incorporated
                                            (Registrant)


                                  By:   /s/ Colleen M. Pouliot
                                     ----------------------------------
                                       Colleen M. Pouliot
                                       Vice President, General
                                       Counsel and Secretary


                                  Date: June 4, 1997